Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 28, 2014, relating to the financial statements of Reraise Gaming Corp. We also consent to the reference to our firm under the headings “Experts” in such registration statement.

/s/L.L. Bradford & Company, LLC
Las Vegas, Nevada
April 23, 2014